Exhibit 99.2

August 10, 2020

Introduction 2 Forward-Looking Statements This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 relating to preclinical and clinical development of our product candidates, the timing and reporting of results from preclinical studies and clinical trials, the prospects and timing of the potential regulatory approval of our product candidates, commercialization plans, manufacturing and supply plans, financing plans, and the projected revenues and cash position for the Company. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved. Any or all of the forward-looking statements in this press release may turn out to be wrong and can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. For example, with respect to statements regarding the goals, progress, timing, and outcomes of discussions with regulatory authorities, and in particular the potential goals, progress, timing, and results of preclinical studies and clinical trials, including as they are impacted by COVID-19 related disruption, are based on current information. The potential impact on operations from the COVID-19 pandemic is inherently unknown and cannot be predicted with confidence and may cause actual results and performance to differ materially from the statements in this release, including without limitation, because of the impact on general political and economic conditions, including as a result of efforts by governmental authorities to mitigate COVID-19, such as travel bans, shelter in place orders and third-party business closures and resource allocations, manufacturing and supply chain disruptions and limitations on patient access to commercial or clinical product. In addition to the impact of the COVID-19 pandemic, actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in our business, including, without limitation: the potential that results of clinical or preclinical studies indicate that the product candidates are unsafe or ineffective; the potential that it may be difficult to enroll patients in our clinical trials; the potential that regulatory authorities, including the FDA, EMA, and PMDA, may not grant or may delay approval for our product candidates; the potential that we may not be successful in commercializing Galafold in Europe, Japan, the US and other geographies or our other product candidates if and when approved; the potential that preclinical and clinical studies could be delayed because we identify serious side effects or other safety issues; the potential that we may not be able to manufacture or supply sufficient clinical or commercial products; and the potential that we will need additional funding to complete all of our studies and manufacturing. Further, the results of earlier preclinical studies and/or clinical trials may not be predictive of future results. Statements regarding corporate financial guidance and financial goals and the attainment of such goals. With respect to statements regarding projections of the Company's revenue and cash position, actual results may differ based on market factors and the Company's ability to execute its operational and budget plans. In addition, all forward-looking statements are subject to other risks detailed in our Annual Report on Form 10-K for the year ended December 31, 2019 and the Quarterly Report filed on Form 10-Q to be filed today. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update this news release to reflect events or circumstances after the date hereof. In addition to financial information prepared in accordance with U.S. GAAP, this presentation also contains adjusted financial measures that we believe provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information. These adjusted financial measures are non-GAAP measures and should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. We typically exclude certain GAAP items that management does not believe affect our basic operations and that do not meet the GAAP definition of unusual or non-recurring items. Other companies may define these measures in different ways. Full reconciliations of GAAP results to the comparable non-GAAP measures for the reported periods appear in the financial tables section of this presentation. When we provide our expectation for non-GAAP operating expenses on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectation and the corresponding GAAP measure generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains or losses. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Introduction 3 A leading fully integrated, global rare disease biotechnology company Gene Therapy PLATFORM Protein Engineering & Glycobiology World Class BIOLOGICS Capabilities EMPL YEES in 27 Countries AT-GAA Phase 3 in Pompe Disease GLOBAL Robust R&D Engine Nearly 50+ Lysosomal Disorders and More $530M+ Cash as of 7/31/20 Two Clinical-Stage Gene Therapies COMMERCIAL ORGANIZATION Prevalent Rare Diseases

Introduction 4 2020 Key Strategic Priorities 1Achieve global product revenue for Galafold of $250M-$260M 2 3 4 5Maintain strong financial position

Galafold®(migalastat) Global Launch… …taking a leadership role in the treatment of Fabry disease - - Amicus Belief Statement

Galafold: Precision Medicine for Fabry Disease 6

Galafold Snapshot (as of June 30, 2020)

Galafold is an orally delivered small molecule precision medicine with a unique mechanism of action for Fabry patients with amenable variants that replaces the need for intravenously delivered enzyme replacement therapy

One of the Most Successful Rare Disease Launches


Galafold™
(migalastat) capsules
123 mg

$62.4M 2Q20 Galafold Revenue

$250-260M FY20 Global Galafold Rev. Guidance

348 Amenable Variants in U.S. Label

40+ Countries with Regulatory Approvals: including U.S., EU, Japan, and other Countries

Continued Expansion in 2020

1,384 Amenable mutations now included in the EU label

Galafold is indicated for adults with a confirmed diagnosis of Fabry Disease and an amenable mutation/variant. The most common adverse reactions reported with Galafold (≥10%) were headache, nasopharyngitis, urinary tract infection, nausea and pyrexia. For additional information about Galafold, including the full U.S. Prescribing Information, please visit https://www.amicusrx.com/pi/Galafold.pdf. For further important safety information for Galafold, including posology and method of administration, special warnings, drug interactions and adverse drug reactions, please see the European SmPC for Galafold available from the EMA website at www.ema.europa.eu.

Amicus Therapeutics

Galafold: Precision Medicine for Fabry Disease 7 Galafold Quarterly Performance Growth remains steady with Q2 revenue of $62.4M, or $63.3M on a constant currency basis Quarterly Galafold Sales Year-over-Year Galafold Sales Growth $44.1M $48.8M $55.3M $60.5M $62.4M +43% -2% $62.4M $44.1M 2Q19 3Q19 4Q19 1Q20 2Q20 2Q19 Operational Growth FX Impact 2Q20 2Q19 vs 2Q20

Galafold: Precision Medicine for Fabry Disease 8

Galafold Growth Trajectory

Galafold is on track to generate $1B+ in projected cumulative revenues from 2020-2022 and is on an anticipated path to $500M+ in annual sales in 2023 and $1B+ annual sales at peak



5-Year CAGR of 40+%
$91M
$182M
$250M-
$260M
$500M+
$1B
Annual
Revenue
FY18
FY19
FY20
FY21
FY22
FY23
Peak
~$1B
Projected Cumulative Revenues (2020-2022)

Amicus Therapeutics

AT-GAA:Next Potential Standard of Care for Pompe Disease - - Amicus Belief Statement

AT-GAA for Pompe Disease 10 AT-GAA: Foundation in Protein Engineering Amicus scientists specializing in protein engineering and glycobiology created a uniquely glycosylated and highly phosphorylated ERT (AT-GAA) that significantly enhances targeting to key muscles affected in patients

AT-GAA for Pompe Disease 11 Preclinical Findings: Differentiated Impact on Pathogenic Cascade Meena et. al. 2020 (Independent 5-month AT-GAA study in GAA knockout mice) AT-GAA completely reversed glycogen accumulation and significantly improved a cascade of secondary abnormalities including autophagy, cell signaling and muscle proteostasis Reversal of Glycogen Accumulation Improved Grip Strength Reduced Autophagy Wild TypeKOKO: AT-GAA Improved Markers of Lysosomal Damage and Cell Signaling Meena et. al. Enzyme Replacement Therapy Can Reverse Pathogenic Cascade in Pompe Disease. Molecular Therapy Methods & Clinical Development. 2020; 18: 199–214.

AT-GAA for Pompe Disease 12 AT-GAA: Key Takeaways •PROPEL study timelines are on track with data expected 1H2021 AT-GAA for Pompe Advances Toward Approval as “Crown Jewel” of Amicus Portfolio –To date, 97%+ of the 2,810 planned infusions and assessments for the ongoing PROPEL study have been completed on schedule •Breakthrough Therapy Designation and the Promising Innovative Medicine designation highlight unmet need in Pompe disease today •U.S. FDA grants rolling BLA submission and company on track to initiate in 2H2020 •Expanded Access Program for infantile-onset Pompe patients underway •Process performance qualification (PPQ) runs with our partners at WuXi have been successfully completed for the drug substance •Peak revenue potential of $1B-$2B, with exclusivity well into 2030s

Next Generation Gene TherapyPlatform - - Amicus Belief Statement

Next Generation Gene Therapy Platform 14 Fabry Franchise Galafold®(migalastat) Monotherapy ODD DISCOVERY PRECLINICAL PHASE 1/2 PHASE 3 REGULATORY COMMERCIAL Fabry Gene TherapyPENN Pompe Franchise AT-GAA (Novel ERT + Chaperone) ODD Pompe Gene TherapyPENN Batten Franchise – Gene Therapies CLN6 Batten Disease CLN3 Batten Disease ODD ODD RPD RPD NCH NCH CLN1 Batten DiseaseNCH Next Generation Research Programs and CNS Gene Therapies CDKL5 Deficiency Disorder GTx / ERTPENN OthersNCH / PENN MPS Franchise Mepsevii™ (vestronidase alfa) (Japan Only)* Next Generation MPSIIIAPENN MPSIIIBPENN *Exclusive license from Ultragenyx for Japanese rights to Mepsevii™, investigator-sponsored trial in Japan underway LEGEND ODD - Orphan Drug Designation RPD - Rare Pediatric Disease Designation

Next Generation Gene Therapy Platform 15 Gene Therapy: Updates & Key Takeaways Portfolio of Gene Therapy Programs and Technologies Provides Foundation for Future •CLN6 Phase 1/2 interim data show positive impact with potential to become first ever approved gene therapy for fatal brain disease in children •Manufacturing on track for additional CLN6 and CLN3 patients to be dosed in 2021 using material from planned commercial process •Orphan drug designations granted in U.S. and EU for intrathecal AAV gene therapies for CLN6 and CLN3 Batten disease; CLN3 granted Fast Track designation by U.S. FDA •Pompe gene therapy clinical candidate declared to move into IND-enabling studies •Penn Collaboration is R&D engine, with rights to 50+ diseases •7 preclinical gene therapies in development

Next Generation Gene Therapy Platform 16 Combines Amicus and Penn Expertise Across Lysosomal and Rare Diseases An R&D platform with rights to 50+ diseases Protein Engineering & Glycobiology Expertise Clinical and Regulatory Expertise Global Commercial Infrastructure Next-Generation Gene Therapy Platform Team of 200+ scientists bringing expertise and experience in: Vectors, Tropisms, Capsids Safety Dosing, Immunology Manufacturing, Scalability Driving 1-2 new INDs every year starting in 2021

Financial Summary “We are business led and science driven” - Amicus Belief Statement

Financial Summary 18 2Q2020 Select Financial Results 2Q2020 revenue of $62.4M primarily from global Galafold sales Jun. 30, 2020 (in thousands, except per share data) Jun. 30, 2019

Financial Summary 19 Financial Outlook: Key Takeaways •Proceeds from recent debt facility places Amicus firmly on a path to profitability – Achieved through continued careful expense management, prioritization of very early stage research programs and more measured capital expenditures •Current cash position of $530M+ as of July 31st •Company fully funded through major milestones in portfolio and continued global growth •Cumulative Galafold projected revenue of $1B+ in 2020-2022 offsets significant majority of company spend/investments •Reaffirming full year Galafold revenue guidance of $250 million to $260 million and non-GAAP operating expense guidance of $410 million to $420 million

ClosingRemarks “We are business led and science driven” - Amicus Belief Statement

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Appendix 23 Reconciliation